Exhibit 10.14.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

LIMITED CONSENT AGREEMENT

AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This LIMITED CONSENT AGREEMENT AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Consent”) is made as of this 30th day of June, 2018, by and among BIODESIX, INC., a Delaware corporation (“Borrower”) and INNOVATUS LIFE SCIENCES LENDING FUND I, LP, a Delaware limited partnership in its capacity as Collateral Agent (“Collateral Agent”) for the Lenders and as a Lender (in such capacity, the “Required Lenders”).

RECITALS

A.    Collateral Agent, Lenders, and Borrower have entered into that certain Loan and Security Agreement, dated as of February 23, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrower and certain of its Affiliates in the amounts and manner set forth in the Loan Agreement.

B.    Borrower desires to enter into that certain Asset Purchase Agreement and Plan of Reorganization, dated as of June 30, 2018 (in form and content reasonably acceptable to Collateral Agent and the Lenders, the “Asset Purchase Agreement”), by and between Borrower and Integrated Diagnostics, Inc., a Delaware corporation (“Seller”) pursuant to which Borrower intends to acquire substantially all of the assets of Seller in exchange for the issuance by Borrower of shares of its Series G Preferred Stock.

C.    The transactions contemplated by the Asset Purchase Agreement are prohibited under the Loan Agreement.

D.    Borrower has requested that Collateral Agent and the Required Lenders consent (subject to the terms and conditions set forth herein) to the execution of the Asset Purchase Agreement attached hereto as Exhibit A, and the consummation of the transactions described therein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Consent, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Collateral Agent, the Required Lenders and Borrower hereby agree as follows:

1.    Recitals; Construction. This Consent shall constitute a Loan Document and the Recitals and each reference to the Loan Agreement, unless otherwise expressly noted, will be deemed to reference the Loan Agreement as modified hereby. The Recitals set forth above shall be construed as part of this Consent as if set forth fully in the body of this Consent. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement (including those capitalized terms used in the Recitals hereto).

2.    Limited Consent. Subject to the terms and conditions set forth herein, Collateral Agent and the Required Lenders hereby consent to the execution of the Asset Purchase Agreement and the performance by Borrower of its obligations thereunder in accordance with the terms thereof and the consummation of the transactions described therein and agrees that in each case, that the execution and, as applicable, the performance of the Borrower’s obligations under and in accordance with the terms of such agreements shall not, in and of itself, constitute an “Event of Default” under the Loan Agreement. The consent set forth in this Section 2 and the amendments set forth in Section 3 below, are effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (i) be a consent to any other amendment, waiver or modification of any other term or condition of the Loan Agreement or of any other Loan Document; (ii) prejudice any right that Collateral Agent or Lenders have or may have in the future under or in connection with the Loan Agreement or any other Loan Document; (iii) constitute a consent to or waiver of any past, present or future Default or Event of Default or other violation of any provisions of the Loan Agreement or any other Loan Documents, (iv) create any obligation to forbear from taking any enforcement action, or to make any further extensions of credit or (vi) establish a custom or course of dealing among any of the Borrower, on the one hand, and Collateral Agent or any Lender, on the other hand.

3.    Amendments to Loan Agreement. The Loan Agreement hereby is amended as follows:

(a)    The following defined term hereby is added to Section 13 of the Loan Agreement to read as follows:

“Second Amendment Effective Date” means June 30, 2018.

(b)    Section 6.12 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.12    New Equity. Borrower shall receive net proceeds from the issue and sale of Borrower’s equity securities (or convertible Subordinated Debt, provided there is no cash payments of principal or interest (or otherwise) thereon during the term of this Agreement), from and after the Effective Date (but excluding the proceeds of any such sale to Collateral Agent (or any Affiliate of Collateral Agent) on or about the Effective Date) of at least [***], or such lesser amount as may be approved by Borrower’s board of directors, based upon revised financial projections reviewed and approved by Borrower’s board of directors, and subject to Collateral Agent’s prior written consent; provided that (i) not less than [***] of such proceeds shall be received by Borrower no later than December 31, 2018; (ii) not less than [***] of such proceeds shall be received by Borrower no later than March 31, 2019; and (iii) not less than the remaining [***] of such proceeds received by Borrower no later than September 30, 2019.”

(c)    Annex X to the Loan Agreement hereby is replaced in its entirety with Annex X attached hereto; provided that column 2 and, as a result of any such changes, column 3, of such Annex X may be revised no later than March 31, 2019 based upon the revenue plan as approved by Borrower’s board of directors in the first quarter of 2019, as such revenue plan may be approved by Collateral Agent in its reasonable discretion.

4.    Representations and Warranties; Reaffirmation of Security Interest. Borrower hereby confirms that all of the representations and warranties set forth in the Loan Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to Borrower as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. Nothing herein is intended to impair or limit the validity, priority or extent of Collateral Agent’s security interests in and Liens on the Collateral. Borrower acknowledges and agrees that the Loan Agreement, the other Loan Documents and this Consent constitute the legal, valid and binding obligation of Borrower, and are enforceable against Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

5.    Conditions to Effectiveness. This Consent shall become effective as of the date on which each of the following conditions has been satisfied, as determined by Agent in its sole discretion:

(a)    Borrower shall have delivered to Collateral Agent this Consent, duly executed by an authorized officer of Borrower;

(b)    all representations and warranties of Borrower contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(c)    prior to and after giving effect to the agreements set forth herein, no Default or Event of Default shall exist under any of the Loan Documents or shall exist after giving effect to the transactions contemplated by the Asset Purchase Agreement;

(d)    Collateral Agent shall have received copies of the fully executed and delivered Asset Purchase Agreement in form and substance reasonably satisfactory to Collateral Agent;

(e)    Collateral Agent shall have received a duly executed Subordination Agreement from each holder of Subordinated Debt, including with respect to the Sellers under (and as defined in) the Asset Purchase Agreement;

(f)    Collateral Agent shall have received all Lender Expenses incurred to date, which may be debited from any of Borrower’s accounts; and

(g)    Borrower shall have delivered such other documents, information, certificates, records, permits, and filings as Collateral Agent may reasonably request.

6.    No Waiver or Novation. The execution, delivery and effectiveness of this Consent shall not, except as expressly provided in this Consent, operate as a waiver of any right, power or remedy of Collateral Agent, nor constitute a waiver of any provision of the Loan Agreement, the Loan Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Loan Agreement or other Loan Documents or any of Collateral Agent’s rights and remedies in respect of such Defaults or Events of Default. This Consent (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Loan Agreement.

7.    Affirmation. Borrower hereby acknowledges and agrees that the Loan Agreement and all other Loan Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrower. Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Loan Agreement and the Loan Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

8.    Miscellaneous.

(a)    Reference to the Effect on the Loan Agreement. Upon the effectiveness of this Consent, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Loan Agreement, as modified by this Consent. Except as specifically set forth above, the Loan Agreement, and all other Loan Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrower.

(b)    THIS CONSENT AND THE RIGHTS, REMEDIES AND OBLIGATIONS OF THE PARTIES HERETO AND HERETO, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS CONSENT, THE RELATIONSHIP OF THE PARTIES,

AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES AND ALL OTHER MATTERS RELATING HERETO, HERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. NOTWITHSTANDING THE FOREGOING, COLLATERAL AGENT AND LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH COLLATERAL AGENT AND LENDERS (IN ACCORDANCE WITH THE PROVISIONS OF SECTION 11.2(b) OF THE LOAN AGREEMENT) DEEM NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE COLLATERAL AGENT’S AND LENDERS’ RIGHTS AGAINST BORROWER OR ITS PROPERTY. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK AND ANY SUCH OTHER JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINTS, AND OTHER PROCESS ISSUED IN SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS, AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 10 OF THE LOAN AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER TO OCCUR OF BORROWER’S ACTUAL RECEIPT THEREOF OR [***] BUSINESS DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID.

(c)    Incorporation of Loan Agreement Provisions. The provisions contained in Section 12.2 (Indemnification) and Section 11.1 (Waiver of Jury Trial) of the Loan Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(d)    Headings. Section headings in this Consent are included for convenience of reference only and shall not constitute a part of this Consent for any other purpose.

(e)    Counterparts. This Consent may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Consent by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be effective as delivery of an original executed counterpart hereof and shall bind the parties hereto.

(f)    Entire Agreement. This Consent constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(g)    Severability. In case any provision of or obligation under this Consent shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(h)    Successors/Assigns. This Consent shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Loan Agreement and the other Loan Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Consent under seal as of the day and year first hereinabove set forth.

BORROWER

BIODESIX, INC.

By:	/s/ David Brunel

Name:	David Brunel

Title:	CEO

COLLATERAL AGENT AND LENDER

INNOVATUS LIFE SCIENCES LENDING FUND I, LP

By:	Innovatus Life Sciences GP, LP
Its:	General Partner

By:	/s/ Andrew W. Hobson

Name:	Andrew W. Hobson

Title:	Authorized Signatory